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                                  Exhibit 5(a)
                                  ------------

                        Investment Management Agreement
                    with General American Investment Company
                 now known as Conning Asset Management Company



                              MANAGEMENT AGREEMENT
                              --------------------


      THIS MANAGEMENT AGREEMENT (the "Agreement") made and entered into as of the 12th day of May, 1993, by and between THE WALNUT STREET FUNDS, INC. ("Company"), a Maryland corporation, and GENERAL AMERICAN INVESTMENT MANAGEMENT COMPANY ("Adviser"), a Missouri corporation that is registered as an investment adviser under the Investment Advisers Act of 1940.

      WITNESSETH THAT:

      WHEREAS, the Company is an open-end, diversified management company;
and

      WHEREAS, the Company may from time to establish series of its capital stock and issue shares in each such series, with each such series being a fund of the Company; and

      WHEREAS, the Company has established one such series, The Walnut Street Prime Reserve Fund (the "Fund"), which will be a money market fund; and

      WHEREAS, the Adviser is engaged in the business of advising investment companies or their funds and separate accounts of insurance companies; and

      WHEREAS, the Company desires to retain the Adviser to manage the investments and certain operations of the Fund, and the Adviser desires to manage such investments and operations, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                               Advisory Services
                               -----------------

      The Company hereby employs the Adviser to act as the investment adviser of the Fund and, subject to the supervision of the Board of Directors of the Company (the "Board"), to manage the investment and reinvestment of the assets of the Fund for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation provided herein. For all purposes of this Agreement, the Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund or the Company in any way or otherwise be deemed an agent of the Fund or the Company.

      A.    Duties of Adviser.  In carrying out its obligations to manage the
            -----------------
investment and reinvestment of the assets of the Fund, the Adviser shall, as appropriate and consistent with the limitations set forth in Section D of this Article I:


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            (a)   perform research and obtain and evaluate pertinent
      economic, statistical, and financial data relevant to the investment objectives, policies, and restrictions of the Fund as set forth in the Registration Statement for the Company with respect to the Fund, as amended from time to time (the
      "Registration Statement");

            (b) consult with the Board and furnish the Board with recommendations about an overall investment strategy for the Fund for consideration and approval, modification, or rejection by the Board;

            (c) seek specific investment opportunities and take such steps as are necessary to implement the overall investment strategy approved by the Board, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of such investments in accordance with the Fund's investment objectives, policies, and restrictions;

            (d) regularly report to the Board about its transactions in the Fund's investment securities, the performance of such investment securities, the performance of the Fund's third party service providers, and any other activities undertaken by the Adviser in connection with management of the assets of the Fund;

            (e) exercise any voting rights, rights to consent to corporate action, and any other rights pertaining to or deriving from the Fund's investment securities;

            (f) provide accounting and statistical information about the Fund's investments required by the Fund or the Company for the preparation of registration statements, reports, and other documents required by federal and state securities laws;

            (g) coordinate and monitor the activities of the Fund's underwriter and distributor and report to the Board with respect to such underwriter's and distributor's performance of their obligations under their contracts with the Fund;

            (h) select the broker-dealers who execute transactions in the Fund's portfolio securities, provided that such selection shall be in accordance with the procedures and criteria described in the Company's Registration Statement;

            (i) compensate executive officers of the Company for services provided the Fund; and

            (j) undertake and perform such other activities in connection with the management of the Fund and its assets and investment securities as the Board may from time to time direct.

      B.    Employment of Sub-Adviser(s).  The Adviser shall have the
            ----------------------------
authority to employ, at its sole expense and with the prior approval of the Board, one or more sub-advisers. Where applicable, reference in the Agreement to the Adviser shall include any sub-advisers employed by the Adviser. Any agreement between the Adviser and any sub-adviser shall be subject to the terms and provisions of this Agreement that are applicable to the Adviser (other than Article II hereof) and shall automatically terminate upon the termination of this Agreement. Any sub-adviser shall at all times be subject to the direction of the Adviser and the Board, and any duly constituted committee thereof, or any officer of the Company acting pursuant to the authority of the Board or such committee.

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      C.    Limitations on Advisory Services.  The Adviser shall perform the
            --------------------------------
services under this Agreement subject to the supervision and review of the Board and in a manner consistent with the investment objectives, policies, and restrictions of the Fund as stated in the Fund's Registration Statement, the Company's Articles of Incorporation and By-Laws, as amended from time to time, the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the applicable requirements of the Internal Revenue Code of 1986, as amended.

      The Company has furnished or will furnish the Adviser with copies of the Fund's Registration Statement and the Company's Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of the Agreement to furnish the Adviser with copies of any amendments or supplements to any of the foregoing before or at the time the amendments or supplements become effective. The Adviser will be entitled to rely on all documents furnished by the Company.

                                   ARTICLE II
                          Compensation of the Adviser
                          ---------------------------

      A.    Investment Advisory Fee.  As compensation for its services to the
            -----------------------
Company, the Adviser shall receive monthly compensation based on annual percentages of the average daily value of the Fund's net assets as shown below:

                  .25% per annum on the first $250,000,000 of the Fund's net assets, .24% per annum on the Fund's net assets in excess of $250,000,000 up to $500,000,000, .23% per annum on the
                  Fund's net assets in excess of $500,000,000 up to $750,000,000, .22% per annum of the Fund's net assets in excess of $750,000,000 up to $1,000,000,000, and .21% per annum of the Fund's net assets in excess of $1,000,000,000.

      B.    Allocation of Expenses.  The Adviser shall be responsible for
            ----------------------
payment of all expenses it may incur in performing the services set forth in
Article I hereunder. Except for such Article I expenses and those expenses that the Adviser may agree to reimburse, the Company shall be responsible for all expenses associated with its operations and the operations of the Fund, including without limitation:

            (1) To the extent not waived by the Adviser, the fees and expenses paid to the Adviser as provided herein;

            (2)   Expenses of all audits by independent public accountants;

            (3) Expenses of the Fund's administrator, custodian, transfer and dividend disbursing agent, and expenses incurred for services provided by other third parties, including the expenses of issue, repurchase, or redemption of the Fund's shares;

            (4) Salaries and other compensations of executive officers of the Company or Fund who are not officers, directors, stockholders, or employees of the Adviser;

            (5)   Taxes levied against the Fund or its assets;

            (6) Brokerage fees and commissions incurred in connection with the purchase and sale of securities for the Fund;

            (7)   Costs, including the interest expense of borrowing money, to

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the extent borrowings are permitted by the Fund's investment restrictions and policies;

            (8) Costs incident to meetings of the Board and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies, and the maintenance of the Fund's and the Company's legal existence;

            (9) Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

            (10) Fees and expenses of members of the Board who are not directors, officers, employees, or stockholders of the Adviser or any of its affiliates;

            (11) Costs and expenses of registering and maintaining the registration of the Fund and its shares under federal and any applicable state laws, including the printing and mailing of prospectuses to current shareholders;

            (12)  Trade association dues;

            (13) The Fund's pro rata portion of fidelity bond, errors and omissions, and director and officer liability insurance premiums; and

            (14) The fees payable under the Fund's distribution and service plan adopted in accordance with requirements contained in Rule 12b-1 under the 1940 Act.

      If the Company establishes one or more series of its capital stock as funds in addition to the Fund, the Board shall determine the manner in which expenses are allocated among the Fund, such other funds, and the Company, and the determination of the Board shall be final and binding.

      C.    Reimbursement and Waiver.     The Adviser agrees that it shall
            ------------------------
waive the Company's payment of all or part of its fee under this Agreement and that, if required after waiving all such fees, it will reimburse the company for expenses incurred by the Fund or the Company with respect to the Fund (including, without limitation, the fees allocated to the company under Section B of this Article II) to the extent necessary to assure that the aggregate expenses incurred and paid by the Fund for payments to the Adviser, the Fund's Distributor (as defined in the Registration Statement), the Fund's administrator, custodian, transfer and dividend disbursement agent, and other third party service providers do not exceed .85% of the Fund's average daily net assets. The Adviser may terminate its waiver and reimbursement obligation under this Section C at any time by giving all of the Fund's shareholders at least 90 days' prior written notice of such termination.

                                  ARTICLE III
                        Fund Transactions and Brokerage
                        -------------------------------

      The Adviser agrees to determine the investment securities to be purchased or sold by the Fund, subject to the provisions of Article I, and to place orders pursuant to its determinations directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer selected by the Adviser, subject to the limitations of this Article III.

      The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and shall use its best efforts to obtain the most favorable price and efficient execution of the Fund's orders. In selecting brokers or dealers, subject to

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applicable limitations of the federal securities laws, the Adviser shall consider various relevant factors, including, but not limited to, the size and kind of the transaction; the nature and character of the markets for the security to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer firm; the broker-dealer's execution services rendered on a continuing basis; and the reasonableness of spreads or commissions.

      The Adviser may execute portfolio transactions on behalf of the Fund with broker-dealers who provide research or execution services to the Fund and the Adviser, including advice concerning the value of securities; the advisability investing in, purchasing, or selling specific securities; the availability of securities or the purchasers or sellers of securities; furnishing analyses and reports about issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts, and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Subject to applicable limitations of the federal securities laws, broker-dealers engaged by the Adviser to execute transaction for the Fund may receive markups or commissions that are in excess of the amount of markups or commissions charged by other broker-dealers in recognition of their research or execution services. To cause the Fund to pay such higher amounts, the Adviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage or research services provided by such executing broker-dealers viewed in terms of a particular transaction or the Adviser's overall responsibilities to the Fund and its other clients. In reaching this determination, the Adviser will not be required to place a specific dollar value on the brokerage or research services provided or to determine what portion of the compensation should be related to those services.

      Subject to the above requirements of this Article III, nothing contained in this Agreement shall prohibit the Adviser from selecting brokers or dealers with which it or the Company are affiliated and from selecting brokers or dealers by virtue of sales of insurance policies of General American Life Insurance Company or its affiliates by such broker-dealers or their affiliates, provided that (i) such fee is no less favorable than those quoted by unaffiliated broker-dealers and (ii) payment of such fee complies with Section 17(e) of the 1940 Act and the regulations thereunder.

                                   ARTICLE IV
                           Activities of the Adviser
                           -------------------------

      The services of the Adviser to the Company and the Fund under this Agreement are not to be deemed exclusive and the Adviser may provide similar services to other so long as its services under this Agreement are not impaired. It is understood by the parties to this Agreement that directors, officers, employees and shareholders of the Company are or may become interested in the Adviser, as directors, officers, employees or shareholders or otherwise, and that directors, officers, employees or shareholders of the Adviser and its affiliates are or may become similarly interested in the Company.

      The Adviser may use any supplemental investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts, and the Adviser may use such information in managing its own accounts. Conversely, such supplemental information obtained by the placement of business for the Adviser or other entities advised by the Adviser will be considered by and may be used by the Adviser in carrying out its obligations to the Company and the Fund.

      Securities held by the Fund may also be held by separate investment accounts or other investment companies for which the Adviser may act as an

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investment adviser or by the Adviser or its affiliates.  Due to different investment objectives or other factors, a particular security may be bought by the Adviser or its affiliates or for one or more clients when one or more other clients are selling such security. If purchases or sales of securities for the Fund and for other entities or clients for which the Adviser or its affiliates act as investment adviser arise for consideration at or about the same time, the Company agrees that the Adviser may make transactions in such securities, insofar as feasible, for the Fund and the other entities and clients in a manner deemed by officers of each to be equitable to all. To the extent that transactions on behalf of more than one client of the Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Company recognizes that there may be an adverse effect on the price paid or received by the Fund for such securities.

      The parties hereto agree that, on occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts or companies it advises, the Adviser may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts or companies to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such other accounts or companies. The Company recognizes that in some cases this procedure may adversely affect the size of the position in any such security obtainable for the Fund.

                                   ARTICLE V
                        Effectiveness of this Agreement
                        -------------------------------

      This Agreement shall not become effective unless and until it is approved by the Board (including a majority of members who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party to this Agreement) and by the holders of a majority of the Fund's shares (as defined in the 1940 Act), and this Agreement shall come into full force and effect on the date on which all such approvals shall have been obtained.

                                   ARTICLE VI
                             Term of this Agreement
                             ----------------------

      This Agreement shall continue in effect from year to year so long as its continuance is approved annually by the holders of a majority of the Fund's shares (as defined in the 1940 Act) or by a vote by a majority of the members of the Board, but in either event by the vote of a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement (i) may be terminated without the payment of any penalty upon 60 days' written notice to the Adviser either by the Board or as a result of the vote of the holders of a majority of the Fund's shares (as defined in the 1940 Act); (ii) shall automatically terminate if it is assigned (within the meaning of the 1940 Act) by the Adviser; (iii) may be terminated by the Adviser without payment of any penalty upon 60 days' written notice to the Secretary of the Board; and (iv) may be otherwise terminated or amended, changed, waived, or discharged only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. An amendment of this Agreement shall not be effective until such amendment is approved by (a) vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act);

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and (b) a majority of the Board members who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VII
                                 Recordkeeping
                                 -------------

      The Adviser agrees to preserve for the period or periods prescribed by the rules and regulations of the Securities and Exchange Commission all records that the Adviser maintains for the Company with respect to the Fund. The Adviser agrees that all such records shall be the property of the Company and shall be made available, within five (5) business days of the request, to the Company's counsel, accountants, auditors, or other representatives during regular business hours at the Adviser's offices upon such prior written request. Upon termination of this Agreement for any reason, the Adviser shall return all such records promptly to the Company, free from any claim or retention of rights by the Adviser. The Adviser will also provide any materials reasonably related to the investment advisory services provided hereunder, as may be requested in writing by the Board or officers of the Company or as may be required by any governmental agency having jurisdiction over the Company, Fund, or Adviser. The Adviser will keep any information obtained in the course of its performance of this Agreement in confidence, and will not use such information for its own benefit or disclose such information except as provided herein or authorized by Company or as required by regulatory authorities having jurisdiction over the Company, Fund, or Adviser.

                                  ARTICLE VIII
                            Liability of the Adviser
                            ------------------------

      In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the Adviser (or on the part of its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Adviser or retained by it to perform or assist in the performance of its obligations under this Agreement), neither the Adviser nor any of its officers, directors, employees, or agents shall be subject to liability to the Company or to any shareholder of the Fund or to any other person with a beneficial interest in the Company or the Fund for any act or omission in the course of, or connected with, rendering advisory services hereunder, including without limitation any error or judgment or mistake of law or for any loss suffered by the Company, the Fund, or any shareholder or other person in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act. The provisions of this Article VIII shall not apply to services other than those relating solely to the provision of investment advice rendered by the Adviser pursuant to this Agreement.


                                   ARTICLE IX
                                 Miscellaneous
                                 -------------

      A.    Governing Law.  While this Agreement is intended by the parties
            -------------
to be governed by Missouri law with respect to matters of state law, this Agreement is also subject to the provisions of the Investment Company Act, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant. Words and phrases used herein shall be interpreted in accordance with the 1940 Act and such rules and regulations.

      B.    Severability.  If in any judicial or administrative proceedings a
            ------------
court or administrative authority shall determine that any provision of this Agreement is void or otherwise unenforceable, such provision shall be deemed eliminated from this Agreement to the extent necessary in such proceedings or

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otherwise to the extent necessary to permit the enforcement of the remaining provisions of this Agreement, and to the extent permitted by the 1940 Act such remaining provisions of this Agreement shall continue in force and effect.

      C.    Amendment.  This Agreement may be modified only in writing
            ---------
executed by the parties hereto and in accordance with the requirements of the 1940 Act.

      D.    Registration.  The Adviser shall at all times during the term of
            ------------
this Agreement maintain its registration as an investment adviser with the Securities and Exchange Commission, the State of Missouri, and all other states and jurisdictions in which such registration is required for the conduct of business by the Adviser or the Company or the offer or sale of shares by the Fund.

      IN WITNESS WHEREOF, the parties have caused this Investment Advisory Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.


                              THE WALNUT STREET FUNDS, INC.

                              By: /S/ Timothy C. Nicholson
                                 -------------------------------------
                                 Timothy C. Nicholson, President


                              GENERAL AMERICAN INVESTMENT MANAGEMENT COMPANY

                              By: /S/ Douglas R. Koester
                                 -------------------------------------
                                 Douglas R. Koester, Vice President




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